Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports 2013 Fourth Quarter and Annual Results

- Strategic transformation drove strong revenue growth and profitability -

Q4 2013 Results

•	AMD revenue of $1.59 billion, increased 9 percent sequentially and 38 percent year-over-year

•	Gross margin of 35 percent

•	Operating income of $135 million and non-GAAP(1) operating income of $91 million

•	Net income of $89 million, earnings per share of $0.12 and non-GAAP(1) net income of $45 million, earnings per share of $0.06

2013 Annual Results

•	AMD revenue of $5.3 billion, down 2 percent year-over-year

•	Gross margin of 37 percent

•	Operating income of $103 million

•	Net loss of $83 million and loss per share of $0.11

SUNNYVALE, Calif. – Jan. 21, 2014 – AMD (NYSE:AMD) today announced revenue for the fourth quarter of 2013 of $1.59 billion, operating income of $135 million and net income of $89 million, or $0.12 per share. The company reported non-GAAP operating income of $91 million and non-GAAP net income of $45 million, or $0.06 per share.

For the year ended December 28, 2013, AMD reported revenue of $5.3 billion, operating income of $103 million and a net loss of $83 million, or $0.11 per share.

“Strong execution of our strategic transformation plan drove significant revenue growth and improved profitability in the fourth quarter,” said Rory Read, AMD president and CEO. “The continued ramp of our semi-custom SoCs and leadership graphics products resulted in a 38 percent revenue increase from the year ago quarter. Our focus in 2014 is to deliver revenue growth and profitability for the full year by leveraging our differentiated IP to drive success in our targeted new markets and core businesses.”

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GAAP Financial Results

	Q4-13	Q3-13	Q4-12	2013	2012
Revenue	$1.59B	$1.46B	$1.16B	$5.30B	$5.42B
Operating income (loss)	$135M	$95M	$(422)M	$103M	$(1.06)B
Net income (loss) / Earnings (loss) per share	$89M/$0.12	$48M/$0.06	$(473)M/$(0.63)	$(83)M/$(0.11)	$(1.18)B/$(1.60)

Non-GAAP (1) Financial Results

	Q4-13	Q3-13	Q4-12	2013	2012
Revenue	$1.59B	$1.46B	$1.16B	$5.30B	$5.42B
Operating income (loss)	$91M	$78M	$(55)M	$103M	$45M
Net income (loss) / Earnings (loss) per share	$45M/$0.06	$31M/$0.04	$(102)M/$(0.14)	$(83)M/$(0.11)	$(114)M/$(0.16)

Quarterly Financial Summary

•	Gross margin was 35 percent in Q4 2013.

¡

Gross margin decreased 1 percentage point sequentially. Q4 2013 gross margin included a $7 million benefit from the sale of inventory previously reserved in Q3 2012 as compared to a similar benefit of $19 million in Q3 2013.

•	Cash, cash equivalents and marketable securities balance, including long-term marketable securities, was $1.2 billion at the end of the quarter, in line with expectations.

•

Computing Solutions segment revenue decreased 9 percent sequentially and 13 percent year-over-year. The sequential and year-over-year declines were primarily due to decreased chipset and notebook unit shipments.

¡	Operating loss was $7 million, compared with operating income of $22 million in Q3 2013, primarily due to lower revenue and higher bonus expense. Operating loss for Q4 2012 was $323 million.

¡	Microprocessor Average Selling Price (ASP) increased sequentially and year-over-year.

•	Graphics and Visual Solutions segment revenue increased 29 percent sequentially and 165 percent year-over-year primarily driven by our semi-custom SoCs.

¡	Operating income was $121 million compared with $79 million in Q3 2013 and $22 million in Q4 2012, primarily due to increased revenue from our semi-custom SoCs.

¡	GPU ASP increased sequentially and year-over-year.

Recent Highlights

•

Microsoft and Sony launched their next-generation gaming and entertainment consoles powered by semi-custom AMD APUs. Combined, the two consoles sold more than seven million units in less than two months.

•

AMD began shipping the next-generation AMD A-series desktop APU codenamed “Kaveri,” ushering in the next level of graphics, compute and efficiency for desktops, notebooks, embedded systems and servers. “Kaveri” is the first APU to include Heterogeneous System Architecture (HSA) features, AMD TrueAudio technology and support for AMD’s Mantle API.

•

AMD announced low-power APU offerings for 2014 with the addition of “Beema” and ultra-low power “Mullins” mobile APUs to its roadmap. Raising the performance bar across fanless tablets, 2-in-1s and ultrathin notebooks, the new APUs deliver more than 2x the performance-per-watt of the previous generation(2)(3). AMD showcased the innovative features and potential

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of both “Beema” and “Mullins” at CES 2014 with the company’s award-winning Discovery Project PC gaming and productivity tablet, as well as the “Nano PC,” a full-featured Windows 8 PC reference design the size of a smartphone.

•

AMD launched a new family of mobile discrete GPU products. The AMD Radeon™ R9, R7, and R5 M200 Series mobile GPUs are powered by the award-winning Graphics Core Next (GCN) architecture and bolstered by the Mantle API. Dell, Lenovo, MSI, and Clevo have announced notebooks featuring the new GPUs.

•

AMD FirePro™ professional graphics continued to gain momentum, with Apple launching its new Mac Pro, featuring dual AMD FirePro™ professional graphics solutions (GPUs.) AMD also announced the new AMD FirePro™ S10000 12GB Edition graphics card, the industry’s first “supercomputing” server graphics card with 12GB memory, specifically designed for big data, high-performance heterogeneous compute workloads for single precision and double precision performance.

•

AMD was awarded a multi-year research project associated with the U.S. Department of Energy (DOE) Extreme-Scale Computing Research and Development Program, known as “DesignForward.” The “DesignForward” award supports the research of the interconnect architectures and technologies needed to support the data transfer capabilities in extreme-scale computing environments.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the first quarter of 2014, AMD expects revenue to decrease 16 percent, plus or minus 3 percent, sequentially.

For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:30 p.m. PT (5:30 p.m. ET) today to discuss its fourth quarter and annual financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP(1) to Non-GAAP Gross Margin

(Millions except percentages)	Q4-13	Q3-13	Q4-12	2013	2012
GAAP Gross Margin	$553	$521	$178	$1,978	$1,235
GAAP Gross Margin %	35%	36%	15%	37%	23%
Lower of cost or market charge related to GF take-or-pay obligation	—	—	273	—	273
Limited waiver of exclusivity from GF	—	—	—	—	703
Legal settlements, net	—	—	—	—	5
Non-GAAP Gross Margin	$553	$521	$451	$1,978	$2,216
Non-GAAP Gross Margin %	35%	36%	39%	37%	41%

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Reconciliation of GAAP to Non-GAAP(1) Operating Income (Loss)

(Millions)	Q4-13	Q3-13	Q4-12	2013	2012
GAAP operating income (loss)	$135	$95	$(422)	$103	$(1,056)
Amortization of acquired intangible assets	4	5	4	18	14
Restructuring and other special charges (gains), net	—	(22)	90	30	100
Legal settlements, net	(48)	—	—	(48)	5
Limited waiver of exclusivity from GF	—	—	—	—	703
Lower of cost or market charge related to GF take-or-pay obligation	—	—	273	—	273
SeaMicro acquisition costs	—	—	—	—	6
Non-GAAP operating income (loss)	$91	$78	$(55)	$103	$45

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(Millions except per share amounts)	Q4-13		Q3-13		Q4-12		2013		2012
GAAP net income (loss) / Earnings (loss) per share	$89	$0.12	$48	$0.06	$(473)	$(0.63)	$(83)	$(0.11)	$(1,183)	$(1.60)
Amortization of acquired intangible assets	4	—	5	0.01	4	0.01	18	0.02	14	0.02
Restructuring and other special charges (gains), net	—	—	(22)	(0.03)	90	0.12	30	0.04	100	0.14
Legal settlements, net	(48)	(0.06)	—	—	—	—	(48)	(0.06)	5	0.01
Limited waiver of exclusivity from GF	—	—	—	—	—	—	—	—	703	0.95
Lower of cost or market charge related to GF take-or-pay obligation	—	—			273	0.37	—	—	273	0.37
SeaMicro acquisition costs	—	—	—	—	—	—	—	—	6	0.01
Tax benefit related to SeaMicro acquisition	—	—	—	—	—	—	—	—	(36)	(0.05)
Impairment charge on certain marketable securities	—	—	—	—	4	—	—	—	4	0.01
Non-GAAP net income (loss) / Earnings (loss) per share	$45	$0.06	$31	$0.04	$(102)	$(0.14)	$(83)	$(0.11)	$(114)	$(0.16)

About AMD

AMD (NYSE: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

Cautionary Statement

This document contains forward-looking statements concerning AMD, its first quarter of 2014 revenue, AMD’s long-term strategy, AMD’s ability to diversify its business, and AMD’s ability to leverage its IP in its core business and targeted growth areas; which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this presentation are based on current beliefs, assumptions and expectations, speak only as of the date of this presentation and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the Company’s plans; that the Company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that customers stop buying the Company’s products or materially reduce their operations or demand for its products; that the Company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that the Company’s third-party foundry suppliers will be unable to transition the Company’s products to advanced manufacturing process technologies in a timely and effective way or to manufacture the Company’s products on a

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timely basis in sufficient quantities and using competitive process technologies; that the Company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will not fully utilize the Company’s projected manufacturing capacity needs at GLOBALFOUNDRIES Inc. (GF) microprocessor manufacturing facilities; that the Company’s requirements for wafers will be less than the fixed number of wafers that we agreed to purchase from GF or GF encounters problems that significantly reduce the number of functional die the Company receives from each wafer; that the Company is unable to successfully implement its long-term business strategy; that the Company inaccurately estimates the quantity or type of products that its customers will want in the future or will ultimately end up purchasing, resulting in excess or obsolete inventory; that the Company is unable to manage the risks related to the use of its third-party distributors and add-in-board (AIB) partners or offer the appropriate incentives to focus them on the sale of the Company’s products; that the Company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in market growth and demand for the Company’s products and technologies in light of the product mix that it may have available at any particular time; that global business and economic conditions, including consumer PC market conditions, will not improve or will worsen; and the effect of political or economic instability, domestically or internationally, on the Company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 28, 2013.

AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

(1)	In this press release, in addition to GAAP financial results, the company has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The company also provided Adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.
(2)	The new 2014 AMD A-Series low power APU platform, codenamed “Mullins,” is expected to deliver up to 139 percent better productivity performance per watt when compared to the previous generation “Temash” platform. Testing conducted by AMD Performance Labs on optimized AMD reference systems. PC manufacturers may vary configuration yielding different results. PCMark 8 - Home score divided by TDP (W) is used to simulate productivity performance per watt; the Mullins platform (4.5W) scored 1809 while the “Temash” platform (8W) scored 1343. AMD “Larne” reference platform system used for both APUs. “Temash”-based AMD A6-1450 quad-core APU with AMD Radeon™ HD 8250 Graphics, 2x2GB of DDR3-1333MHz RAM (running at 1066MHz,) Windows 8.1, 13.200.11.0 - 03-Sep-2013 driver. Pre-production engineering sample of “Mullins” quad-core APU with next generation AMD Radeon graphics (model number TBD), 2x2GB DDR3-1333MHz RAM, Windows 8.1, and unreleased reference driver. MUN-3
(3)	The new 2014 AMD A-Series mainstream APU platform, codenamed “Beema,” is expected to deliver up to 104 percent better productivity performance-per-watt when compared to the previous generation “Kabini” platform. Testing conducted by AMD Performance Labs on optimized AMD reference systems. PC manufacturers may vary configuration yielding different results. PCMark 8 - Home score divided by TDP (W) is used to simulate productivity performance per watt; the “Beema” platform (15W) scored 2312 while the “Kabini” platform (25W) scored 1861. AMD “Larne” reference platform system used for both APUs. “Kabini”-based AMD A6-5200 quad-core APU with AMD Radeon™ HD 8400 Graphics, 2x2GB of DDR3-1600MHz RAM, Windows 8.1, 13.200.11.0 - 03-Sep-2013 driver. Pre-production engineering sample of “Beema” quad-core APU with next generation AMD Radeon graphics (model number TBD), 2x2GB DDR3-1600MHz RAM, Windows 8.1, and unreleased reference driver. BMN-3

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ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Year Ended
	Dec 28,	Sept 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2013	2013	2012	2013	2012
Net revenue	$1,589	$1,461	$1,155	$5,299	$5,422
Cost of sales	1,036	940	977	3,321	4,187

Gross margin	553	521	178	1,978	1,235
Gross margin %	35%	36%	15%	37%	23%
Research and development	293	288	313	1,201	1,354
Marketing, general and administrative	169	155	193	674	823
Amortization of acquired intangible assets	4	5	4	18	14
Restructuring and other special charges (gains), net	—	(22)	90	30	100
Legal settlements, net	(48)	—	—	(48)	—

Operating income (loss)	135	95	(422)	103	(1,056)
Interest income	1	1	2	5	8
Interest expense	(44)	(47)	(45)	(177)	(175)
Other income (expense), net	(2)	2	(4)	(5)	6

Income (loss) before income taxes	90	51	(469)	(74)	(1,217)
Provision (benefit) for income taxes	1	3	4	9	(34)

Net income (loss)	$89	$48	$(473)	$(83)	$(1,183)
Net income (loss) per share
Basic	$0.12	$0.06	$(0.63)	$(0.11)	$(1.60)
Diluted	$0.12	$0.06	$(0.63)	$(0.11)	$(1.60)

Shares used in per share calculation
Basic	759	757	747	754	741
Diluted	766	764	747	754	741

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Millions)

	Quarter Ended			Year Ended
	Dec 28,	Sept 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2013	2013	2012	2013	2012
Total comprehensive income (loss)	$89	$52	$(475)	$(82)	$(1,181)

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 28, 2013	Sept. 28, 2013	Dec. 29, 2012
Assets
Current assets:
Cash and cash equivalents	$869	$543	$549
Marketable securities	228	517	453
Accounts receivable, net	832	873	630
Inventories, net	884	922	562
Prepaid expenses and other current assets	71	84	71

Total current assets	2,884	2,939	2,265
Long-term marketable securities	90	121	181
Property, plant and equipment, net	346	358	658
Acquisition related intangible assets, net	78	82	96
Goodwill	553	553	553
Other assets	386	264	247

Total Assets	$4,337	$4,317	$4,000

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$60	$5	$5
Accounts payable	519	574	278
Payable to GLOBALFOUNDRIES	364	495	454
Accrued and other current liabilities	530	549	552
Deferred income on shipments to distributors	145	139	108

Total current liabilities	1,618	1,762	1,397
Long-term debt	1,998	2,044	2,037
Other long-term liabilities	177	77	28
Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Additional paid-in capital	6,894	6,872	6,803
Treasury stock, at cost	(112)	(111)	(109)
Accumulated deficit	(6,243)	(6,332)	(6,160)
Accumulated other comprehensive loss	(2)	(2)	(3)

Total stockholders’ equity	544	434	538

Total Liabilities and Stockholders’ Equity	$4,337	$4,317	$4,000

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Year Ended
	Dec. 28, 2013	Dec. 28, 2013
Cash flows from operating activities:
Net income (loss)	$89	$(83)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	54	236
Net loss on disposal of property, plant and equipment	1	31
Employee stock-based compensation expense	24	91
Non-cash interest expense	7	25
Other	(1)	—
Changes in operating assets and liabilities:
Accounts receivable	42	(200)
Inventories	38	(322)
Prepaid expenses and other current assets	7	(11)
Other assets	(143)	(210)
Payable to GLOBALFOUNDRIES	(130)	(89)
Accounts payable, accrued liabilities and other	33	384

Net cash provided by (used in) operating activities	$21	$(148)

Cash flows from investing activities:
Purchases of property, plant and equipment	(21)	(84)
Proceeds from sale of property, plant and equipment	—	238
Purchases of available-for-sale securities	(58)	(1,043)
Proceeds from sale and maturity of available-for-sale securities	375	1,344

Net cash provided by investing activities	$296	$455

Cash flows from financing activities:
Net proceeds from foreign grants and allowances	5	11
Proceeds from issuance of common stock	1	4
Proceeds from borrowings of secured line of credit, net	55	55
Repayments of long-term debt and capital lease obligations	(51)	(55)
Other	(1)	(2)

Net cash provided by financing activities	$9	$13

Net increase in cash and cash equivalents	326	320

Cash and cash equivalents at beginning of period	$543	$549

Cash and cash equivalents at end of period	$869	$869

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Year Ended
	Dec 28,	Sep. 28,	Dec. 29,	Dec 28,	Dec. 29,
	2013	2013	2012	2013	2012
Segment and Category Information
Computing Solutions (1)
Net revenue	$722	$790	$829	$3,104	$4,005
Operating income (loss)	$(7)	$22	$(323)	$(22)	$(231)
Graphics and Visual Solutions (2)
Net revenue	865	671	326	2,193	1,417
Operating income	121	79	22	216	105
All Other (3)
Net revenue	2	—	—	2	—
Operating income (loss)	21	(6)	(121)	(91)	(930)
Total
Net revenue	$1,589	$1,461	$1,155	$5,299	$5,422
Operating income (loss)	$135	$95	$(422)	$103	$(1,056)

Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$50	$52	$62	$219	$247
Capital additions	$21	$15	$22	$84	$133
Adjusted EBITDA (4)	$165	$153	$30	$412	$389
Cash, cash equivalents and marketable securities, including long-term marketable securities	$1,187	$1,181	$1,183	$1,187	$1,183
Non-GAAP free cash flow (5)	$0	$6	$(308)	$(232)	$(471)
Total assets	$4,337	$4,317	$4,000	$4,337	$4,000
Total debt	$2,058	$2,049	$2,042	$2,058	$2,042
Headcount	10,671	10,330	10,340	10,671	10,340

See footnotes on the next page

(1)	Computing Solutions segment includes x86 microprocessors, as standalone devices or as incorporated as an accelerated processing unit (APU), chipsets, embedded processors and dense servers.

(2)	Graphics and Visual Solutions segment includes graphics processing units (GPU), including professional graphics, semi-custom products and technology for game consoles.

(3)	All Other category includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets, employee stock-based compensation expense, net restructuring and other special charges (gains). In addition, the Company also included the following for the indicated periods: for the fourth quarter of 2013 and for 2013, the Company included net legal settlements; for 2012, the Company included a charge related to the limited waiver of exclusivity from GLOBALFOUNDRIES Inc. (GF). The Company also reported the results of former businesses in the All Other category because the operating results were not material.

(4)	Reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Year Ended
	Dec. 28, 2013	Sep. 28, 2013	Dec. 29, 2012	Dec. 28, 2013	Dec. 29, 2012
GAAP operating income (loss)	$135	$95	$(422)	$103	(1,056)
Lower of cost or market charge related to GF take-or-pay obligation	—	—	273	—	273
Limited waiver of exclusivity from GF	—	—	—	—	703
Legal settlements, net	(48)	—	—	(48)	5
Depreciation and amortization	50	52	62	219	247
Employee stock-based compensation expense	24	23	23	91	97
Amortization of acquired intangible assets	4	5	4	17	14
Restructuring and other special charges (gains), net	—	(22)	90	30	100
SeaMicro acquisition costs	—	—	—	—	6

Adjusted EBITDA	$165	$153	$30	$412	$389

(5)	Non-GAAP free cash flow reconciliation**

	Quarter Ended			Year Ended
	Dec. 28, 2013	Sep. 28, 2013	Dec. 29, 2012	Dec. 28, 2013	Dec. 29, 2012
GAAP net cash provided by (used in) operating activities	$21	$21	$(286)	$(148)	$(338)
Purchases of property, plant and equipment	(21)	(15)	(22)	(84)	(133)

Non-GAAP free cash flow	$0	$6	$(308)	$(232)	$(471)

*	The Company presents Adjusted EBITDA as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the indicated periods: for the fourth quarter of 2013, the Company included adjustments for net legal settlements; for the third quarter of 2013, the Company included adjustments for net restructuring and other special charges (gains); for 2013, the Company included adjustments for net legal settlements and net restructuring and other special charges (gains); for the fourth quarter of 2012, the Company included adjustments for the lower of cost or market charge (LCM Charge) related to GF take-or-pay obligation and net restructuring and other special charges (gains); for 2012, the Company included adjustments for the LCM Charge, a charge related to the limited waiver of exclusivity from GF, net legal settlements, net restructuring and other special charges (gains) and SeaMicro, Inc. acquisition costs. The Company calculates and communicates Adjusted EBITDA in the earnings press release because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	The Company also presents non-GAAP free cash flow in the earnings press release as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the earnings press release because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.